EXHIBIT 99.1

INGERSOLL-RAND COMPANY LIMITED
Business Segment Review
First Quarter
(In millions except percentages)
UNAUDITED

	Three Months
	Ended March 31,

	2003	2002

Climate Control
Revenues	$ 557.5	$ 514.5
Operating income	25.1	23.2
and as a % of revenues	4.5%	4.5%

Air & Productivity Solutions
Revenues	320.3	310.1
Operating income	23.6	25.6
and as a % of revenues	7.4%	8.3%

Dresser Rand
Revenues	278.1	211.8
Operating income/(loss)	4.2	(0.4)
and as a % of revenues	1.5%	-0.2%

Infrastructure
Revenues	661.1	635.1
Operating income	68.6	62.7
and as a % of revenues	10.4%	9.9%

Security & Safety
Revenues	381.7	345.5
Operating income	70.5	66.1
and as a % of revenues	18.5%	19.1%

Total
Revenues	$ 2,198.7	$ 2,017.0
Operating income	192.0	177.2
and as a % of revenues	8.7%	8.8%

Unallocated corporate expense	(26.6)	(26.3)

Consolidated operating income	$ 165.4	$ 150.9

and as a % of revenues	7.5%	7.5%

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION